                                                                    EXHIBIT 5(c)


                                                                  [FARMERS LOGO]

Member of Farmers Insurance Group of Companies
3003 77th Avenue SE, Mercer Island, Washington 98040

VARIABLE POLICY APPLICATION SUPPLEMENT   Farmers New World Life Insurance Company(R)
Proposed Insured: ______________________________    Policy Number: _____________________    Plan: ___________________
Planned Premium: $_____________________________     Mode Payable: $_____________________

PREMIUM ALLOCATION: Indicate how premiums are to be allocated, until later changed by you.
      (Note: if no allocation is selected, 100% of premium will be allocated to the fixed account).
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

I have elected the following asset allocation model (Choose only one):
    {  [ ] Conservative     [ ] Moderately Conservative     [ ] Balanced
       [ ] Moderately Aggressive     [ ] Aggressive   }

                                       OR

I have elected the following Washington Mutual Strategic Asset Management (SAM) portfolio:
    {  [ ] Flexible Income  [ ] Conservative Balanced       [ ] Balanced
       [ ] Conservative Growth       [ ] Strategic Growth}

                                       OR

    [ ] I have elected to allocate my premiums as follows: (All allocations must total 100%. Percentages must be in round numbers.)

- CALVERT VARIABLE SERIES, INC.
_____% Social Small Cap Growth Portfolio

- DREYFUS (SERVICE CLASS SHARES)
_____% Socially Responsible Growth Fund, Inc
- DREYFUS VARIABLE INVESTMENT FUND(SERVICE CLASS SHARES)
_____% Quality Bond Portfolio
_____% Small Cap Portfolio
- FIDELITY VARIABLE INSURANCE PRODUCTS
  FUNDS ("VIP") (SERVICE CLASS SHARES)
_____% VIP Growth Portfolio
_____% VIP Index 500 Portfolio
_____% VIP Mid-Cap Portfolio
- FRANKLIN TEMPLETON VARIABLE INSURANCE
  PRODUCTS TRUST (CLASS 2 SHARES)
_____% Franklin Small Cap Fund
_____% Templeton Global Asset Allocation Fund
_____% Templeton Developing Markets
       Securities Fund

- GOLDMAN SACHS VARIABLE INSURANCE
  TRUST
_____% Capital Growth Fund
_____% CORE(SM) Small Cap Equity Fund
_____% Mid Cap Value Fund
- JANUS ASPEN SERIES
_____% Aggressive Growth Portfolio
       (Service Shares)
_____% Balanced Portfolio
       (Service Shares)
_____% Capital Appreciation Portfolio
       (Institutional Shares)
- PIMCO VARIABLE INSURANCE TRUST
 (ADMINISTRATIVE CLASS SHARES)
_____% Foreign Bond Portfolio
_____% Low Duration Portfolio)

- FIXED ACCOUNT
_____%  Fixed Account

- SCUDDER VARIABLE SERIES I
  (CLASS A SHARES)
_____% Bond Portfolio
_____% Global Discovery Portfolio
_____% Growth & Income Portfolio
_____% International Portfolio
_____% Scudder Money Market Portfolio
- SCUDDER VARIABLE SERIES II
  (CLASS A SHARES)
_____% Government Securities Portfolio
_____% High Yield Portfolio
_____% Small Cap Growth Portfolio
_____% SVS Dreman High Return Equity Portfolio
- WM VARIABLE TRUST (CLASS 2 SHARES)
_____% Equity Income Fund
_____% Mid Cap Stock Fund
_____% Small Cap Stock Fund

In some states (for a variable annuity) and in all states (for a variable life policy), the initial premium payment will be allocated to the fixed account for the period described in the prospectus.

TELEPHONE TRANSFER AUTHORIZATION: I authorize Farmers New World Life to act upon my telephone transfer requests. I understand and agree that telephone transfers will be subject to the conditions of the policy, the administrative requirements, and the provisions of the product's prospectus.

Telephone transfer is authorized unless the following box is checked:
[ ] I prefer NOT to authorize telephone transfers.

SUITABILITY INFORMATION on Owner (print name of owner if other than
Insured: _______________________________)

                         Federal        Net Worth
Annual Earnings          Income Tax     (including residence)  Financial & Investment         Risk Tolerance
                         Rate                                  Objectives
[ ] $0 - $50,000         [ ] 15%        [ ] $0 - $150,000      [ ] Increase current income    [ ] Conservative
[ ] $50,001 - $100,000   [ ] 28%        [ ] $150,001 -         [ ] Aggressive growth          [ ] Moderate
[ ] $100,001 -           [ ] 31%            $250,000           [ ] Combination of the above   [ ] Aggressive
    $250,000             [ ] 36%        [ ] $250,001 -         [ ] Other
[ ] over $250,000        [ ] 39%            $500,000               ___________________
                                        [ ] over $500,000


Was a hypothetical sales illustration used during the sales process? [ ]Yes [ ]No (If yes, please submit a copy with the application.)

                  Please see reverse for additional information

ELECTED FEATURES:

[ ] I elect the GUARANTEED MINIMUM DEATH BENEFIT RIDER.  (Variable Annuity only;
    where available).

[ ] I elect the GUARANTEED RETIREMENT INCOME BENEFIT. (Variable Annuity only;
    additional fees will apply; where available).

[ ] I elect AUTOMATIC ASSET REBALANCING (AAR) among the chosen accounts
    (excluding fixed account). I elect to have the assets in the subaccounts moved to match their initial premium allocation election.

[ ] I elect DOLLAR COST AVERAGING (DCA) in the amount of $____________ ($100 minimum) per month from the fixed account. The starting balance of the fixed account must be at least equal to the requested transfer amount. Transfers will continue until the policy owner instructs otherwise; or until there is not enough money in the fixed account to make the transfer; whichever is earlier.

I have elected the following asset allocation model (Choose only one):

    {  [ ] Conservative     [ ] Moderately Conservative     [ ] Balanced
       [ ] Moderately Aggressive     [ ] Aggressive   }

                                       OR

I have elected the following Washington Mutual Strategic Asset Management (SAM) portfolio:

    {  [ ] Flexible Income     [ ] Conservative Balanced         [ ] Balanced
       [ ]Conservative Growth        [ ] Strategic Growth}

                                       OR

I have elected to DCA as follows: (All allocations must total 100%. Percentages must be in round numbers. $100 minimum per subaccount, maximum of eight subaccounts):

- CALVERT VARIABLE SERIES, INC.
_____% Social Small Cap Growth Portfolio
- DREYFUS (SERVICE CLASS SHARES)
_____% Socially Responsible Growth Fund, Inc
- DREYFUS VARIABLE INVESTMENT FUND (SERVICE
  CLASS SHARES)
_____% Quality Bond Portfolio
_____% Small Cap Portfolio
- FIDELITY VARIABLE INSURANCE PRODUCTS
  FUNDS ("VIP") (SERVICE CLASS SHARES)
_____% VIP Growth Portfolio
_____% VIP Index 500 Portfolio
_____% VIP Mid-Cap Portfolio
- FRANKLIN TEMPLETON VARIABLE INSURANCE
  PRODUCTS TRUST (CLASS 2 SHARES)
_____% Franklin Small Cap Fund
_____% Templeton Global Asset Allocation Fund
_____% Templeton Developing Markets
       Securities Fund

- GOLDMAN SACHS VARIABLE INSURANCE
  TRUST
_____% Capital Growth Fund
_____% CORE(SM) Small Cap Equity Fund
_____% Mid Cap Value Fund
- JANUS ASPEN SERIES
_____% Aggressive Growth Portfolio
       (Service Shares)
_____% Balanced Portfolio (Service
       Shares)
_____% Capital Appreciation Portfolio
       (Institutional Shares)
- PIMCO Variable Insurance Trust
  (ADMINISTRATIVE CLASS SHARES)
_____% Foreign Bond Portfolio
_____% Low Duration Portfolio)

- SCUDDER VARIABLE SERIES I
  (CLASS A SHARES)
_____% Bond Portfolio
_____% Global Discovery Portfolio
_____% Growth & Income Portfolio
_____% International Portfolio
_____% Scudder Money Market Portfolio
- SCUDDER VARIABLE SERIES II
  (CLASS A SHARES)
_____% Government Securities Portfolio
_____% High Yield Portfolio
_____% Small Cap Growth Portfolio
_____% SVS Dreman High Return Equity Portfolio
- WM VARIABLE TRUST (CLASS 2 SHARES)
_____% Equity Income Fund
_____% Mid Cap Stock Fund
_____% Small Cap Stock Fund





Remarks:________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

I understand that THE AMOUNT AND DURATION OF THE DEATH BENEFIT MAY VARY UNDER THE SPECIFIED CONDITIONS. POLICY VALUES MAY INCREASE OR DECREASE IN ACCORDANCE WITH THE INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT. ILLUSTRATIONS OF BENEFITS INCLUDING DEATH BENEFITS; POLICY VALUES; AND CASH SURRENDER VALUES; ARE AVAILABLE UPON REQUEST. I acknowledge receipt of the current prospectus for the policy and for the underlying funds representing the Premium Allocation options elected above. All statements and answers to the above questions are, to the best of my knowledge and belief, complete and true. I agree that they shall form a part of my application and that they shall be subject to the terms of the Acknowledgement & Authorization found in the application.

All states except Kansas; Oregon; Texas; and Virginia: Any person who with intent to defraud or knowing that he/she is facilitating fraud against an insurer, submits an application or files a claim containing a false or deceptive statement is guilty of insurance fraud and/or may have violated state law.

Dated at:
          ---------------------------         ----------------------------------
            City and State                    Signature of Proposed Insured

Dated on:
          ---------------------------         ----------------------------------
            Month, Day, Year                  Signature of Owner (if other than
                                              Insured)

                                              ----------------------------------
                                              Signature of Agent as witness